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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
Costco Wholesale Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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999 Lake Drive
Issaquah, Washington 98027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

    Notice is given that the Annual Meeting of the shareholders of Costco Wholesale Corporation (the "Company") will be held at the Nob Hill Masonic Center, 1111 California Street, San Francisco, CA 94108 on Wednesday, January 30, 2002 at 7:00 p.m. for the following purposes:

    1.  To elect four Class III directors to hold office until the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified.

    2.  To adopt the Company's 2002 Stock Incentive Plan.

    3.  To consider and ratify the selection of the Company's independent auditors.

    4.  To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on December 7, 2001 are entitled to notice of, and to vote at, the meeting.

    All shareholders are requested to be present in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

    Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                      By Order of the Board of Directors,

                      Joel Benoliel
                       Secretary

December 12, 2001

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
January 30, 2002

SOLICITATION AND REVOCATION OF PROXY

    Proxies in the form enclosed are solicited by the Board of Directors of Costco Wholesale Corporation (the "Company") to be voted at the annual meeting of shareholders to be held on January 30, 2002, or any adjournments (the "Annual Meeting"). The individuals named as proxies are Jeffrey H. Brotman and James D. Sinegal. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about December 12, 2001.

    All shares represented by proxies received will be voted in accordance with instructions contained in the proxies. In the absence of voting instructions, the shares will be voted for:

  •
  the nominees for director listed in these materials and on the proxy;
  •
  the adoption of the Company's 2002 Stock Incentive Plan; and
  •
  the ratification of the Company's independent auditors.

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed in Proposal 1, FOR adoption of the 2002 Stock Incentive Plan described in Proposal 2, and FOR the ratification of the selection of the Company's independent auditors described in Proposal 3.

A shareholder giving a proxy has the power to revoke it any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

    Only shareholders of record at the close of business on December 7, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 452,405,546 shares of common stock, par value $.005 per share (the "Common Stock"), outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors.

    A majority of the Common Stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum. With respect to the election of directors, the four directors receiving the highest number of votes will be elected. Other than the election of directors, the affirmative vote of a majority of the votes cast at the Annual Meeting on each proposal, either in person or by proxy, is required for the approval of each proposal. Shareholders who abstain from voting on any or all proposals will be included in the number of shareholders present at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote.

    In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting. The Company may employ an outside entity to assist in the solicitation process, but no arrangement has been finalized for such solicitation.

PRINCIPAL SHAREHOLDERS

    The following table sets forth information regarding ownership of the Common Stock by each person known to the Company to own more than 5% of the outstanding shares of the Common Stock on November 30, 2001.

Name and Address of Beneficial Owner	Shares	Percent[1]
Davis Selected Advisers L.P. 2949 East Elvira Road Tucson, AZ 85706	29,382,022	6.5%

(1)
Information based on Form 13F filed by Davis Selected Advisers L.P. on November 14, 2001 with the Securities and Exchange Commission ("SEC").

    The following table sets forth the shares of the Common Stock owned by each director of the Company, each nominee for election as a director of the Company and all directors and executive officers as a group on November 30, 2001.

Name of Beneficial Owner	Shares Beneficially Owned		Options[1]	Total	Percent of Class
James D. Sinegal	4,048,254		880,000	4,928,254	1.1
Jeffrey H. Brotman	3,567,565	[2]	880,000	4,447,565	*
Richard D. DiCerchio	162,659		102,000	264,659	*
Richard A. Galanti	67,546		355,000	422,546	*
Benjamin S. Carson, Sr., M.D.	0		40,000	40,000	*
Hamilton E. James	25,620		117,000	142,620	*
Richard M. Libenson	202,912	[3]	40,000	242,912	*
John W. Meisenbach	150,000	[4]	232,500	382,500	*
Charles T. Munger	151,768		72,000	223,768	*
Frederick O. Paulsell, Jr.	28,500		56,000	84,500	*
Jill S. Ruckelshaus	2,000		88,000	90,000	*
All directors and executive officers as a group (17 persons)	8,458,003		3,429,080	11,887,083	2.63

*
Less than 1%.

(1)
Includes all options exercisable within sixty days of November 30, 2001.

(2)
Includes 3,566,703 shares held by a trust of which Mr. Brotman is a principal beneficiary. Mr. Brotman disclaims any beneficial ownership of such shares. Also includes 20 shares owned by a trust for the benefit of Mr. Brotman's son.

(3)
Includes 163,632 shares held by a trust of which Mr. Libenson is a co-trustee and beneficiary.

(4)
Includes 150,000 shares held by a trust of which Mr. Meisenbach is the principal beneficiary, of which he may be deemed to be beneficial owner.

PROPOSAL 1: ELECTION OF DIRECTORS

    The Board is divided into three classes. Directors are elected, by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for three-year terms. Each of Richard D. DiCerchio, Richard M. Libenson, John W. Meisenbach and Charles T. Munger is nominated as a member of Class III, to serve for a three-year term until the annual meeting of shareholders in 2005 and until his successor is elected and qualified.

    Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than four nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have the right to cumulative votes in the election of directors.

    The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

Directors

    The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

Name	Current Position with the Company[1]	Age	Expiration of Term as Director
James D. Sinegal	President, Chief Executive Officer and Director	65	2003
Jeffrey H. Brotman	Chairman of the Board of Directors	59	2003
Richard D. DiCerchio	Senior Executive Vice President and Director	58	2002
Richard A. Galanti	Executive Vice President, Chief Financial Officer and Director	45	2003
Benjamin S. Carson, Sr., M.D.	Director	50	2004
Hamilton E. James	Director	50	2004
Richard M. Libenson	Director	59	2002
John W. Meisenbach	Director	65	2002
Charles T. Munger	Director	77	2002
Frederick O. Paulsell, Jr.	Director	62	2004
Jill S. Ruckelshaus	Director	64	2004

1
For a description of certain committees of the Board and the members of such committees, see "Committees of the Board" below.

    Set forth below is information with respect to each director of the Company. As used below, Company means Costco Wholesale Corporation and includes its predecessor company, Costco Wholesale Corporation, prior to the 1993 merger with The Price Company.

    James D. Sinegal has been President, Chief Executive Officer and a director of the Company since October 1993. From its inception until 1993, he was President and Chief Operating Officer of the Company and served as Chief Executive Officer from August 1988 until October 1993. Mr. Sinegal was a co-founder of the Company and has been a director since its inception.

    Jeffrey H. Brotman was a founder and Chairman of the Board of the Company from its inception until October 1993. In October 1993, Mr. Brotman became the Vice Chairman of the Company, and he has served as Chairman since December 1994.

    Richard D. DiCerchio has been Senior Executive Vice President of the Company since 1997. He is Chief Operating Officer—Merchandising, Distribution and Construction, and has been a director of the Company since October 1993. Until mid-August 1994, he also served as Executive Vice President, Chief Operating Officer-Northern Division. He was appointed Chief Operating Officer-Western Region of the Company in August 1992 and was appointed Executive Vice President and director in April 1986. From June 1985 to April 1986, he was Senior Vice President, Merchandising of the Company. He joined the Company as Vice President, Operations in May 1983.

    Richard A. Galanti has been a director of the Company since January 1995, and Executive Vice President and Chief Financial Officer of the Company since October 1993. He was Senior Vice President, Chief Financial Officer and Treasurer of the Company from January 1985 to October 1993, having joined as Vice President-Finance in March 1984. From 1978 to February 1984, Mr. Galanti was an Associate with Donaldson Lufkin & Jenrette Securities Corporation.

    Benjamin S. Carson, Sr., M.D. has been a director of the Company since May 1999. He is the Director of Pediatric Neurosurgery at Johns Hopkins University. Dr. Carson is also a director of Kellogg Company.

    Hamilton E. James has been a director of the Company since August 1988. Mr. James is also a director of Credit Suisse First Boston USA, Inc. formerly, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), for which he served as Chairman of DLJ's Banking Group since 1995 and Chairman of DLJ's Merchant Banking since 1991. Mr. James has served as an executive board member and co-head of Global Investment Banking and Private Equity of Credit Suisse First Boston Corporation since November 2000.

    Richard M. Libenson has been a director of the Company since October 1993. He was a director of The Price Company from its formation in 1976 until October 1993 and was an executive officer of The Price Company from 1976 until October 1989, when he retired from active involvement as an officer of The Price Company. He served as Chief Operating Officer of The Price Company from August 1986 through October 1988, and Vice Chairman of its Board from October 1988 through September 1989.

    John W. Meisenbach has been a director of the Company since its inception. He is President of MCM, A Meisenbach Company, a financial services company, which he founded in 1962. He also currently serves as a director of Expeditors International and M Financial Holdings. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

    Charles T. Munger has been a director of the Company since January 1997. He is also Vice Chairman of the Board of Berkshire Hathaway Inc., Chairman of the Board of Directors of Daily Journal Corporation and Chairman of the Board of Directors of Wesco Financial Corporation.

    Frederick O. Paulsell, Jr. was a director of the Company from its inception until June 1994 and was elected again as a director of the Company in January 1995. From 1973 through March 1982, he was Executive Vice President of Foster & Marshall Inc., and he was Executive Vice President of Foster & Marshall/American Express Inc. from March 1983 through June 1985. Mr. Paulsell was President of Foster, Paulsell & Baker, an investment banking firm, between 1985 and 1995. From 1995 to 2001, Mr. Paulsell was a Principal of Olympic Capital Partners, L.L.C., a Seattle-based investment banking firm. Since early 2001, Mr. Paulsell has been a Principal of Buerk, Craig, Victor LLC, an investment banking and venture capital firm. Mr. Paulsell serves on a number of boards of various companies and organizations including Pacific Northwest Title Company and TRM Copy Centers.

    Jill S. Ruckelshaus has been a director of the Company since February 1996. Ms. Ruckelshaus serves on the boards of Lincoln National Corporation and various other organizations.

    No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

Committees of the Board

    Audit Committee.  The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. Pursuant to the charter, the functions of the Audit Committee are:

  •
  to provide the opportunity for direct communication between the Board of Directors and the Company's internal and external auditors;
  •
  to monitor the design and maintenance of the Company's system of internal accounting controls;
  •
  to select, evaluate and, if necessary, replace the external auditors;
  •
  to review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company's policies, plans and procedures and with laws and regulations; and
  •
  to review the relationships between the Company and the external auditors to ascertain the independence of the external auditors.

    The Audit Committee consists of Messrs. Meisenbach and Munger and Ms. Ruckelshaus. Pursuant to the rules of the Nasdaq Stock Market, the Audit Committee is required to consist of at least three independent directors, except in certain instances one director may not be independent. Mr. Munger and Ms. Ruckelshaus are independent, but Mr. Meisenbach is not considered independent under the Nasdaq Rules due to his company's provision of insurance and related services to the Company. The Board of Directors has determined that, although Mr. Meisenbach is not independent within the meaning of the Nasdaq Rules, exceptional and limited circumstances exist such that the best interests of the Company and its stockholders are served by the membership of Mr. Meisenbach on the Audit Committee. As a founding director of the Company and member of the Audit Committee for seven years, Mr. Meisenbach has acquired a deep understanding of the Company's operations and audit and financial reporting functions. As a senior executive in the financial services industry, he has achieved a high degree of financial sophistication, and these qualities make him a uniquely valuable member of the Audit Committee. The Board has reviewed Mr. Meisenbach's business relationship with the Company that disqualifies him as "independent" under the Nasdaq Rules and has concluded that this relationship will not impair his ability to fulfill his responsibilities as a member of the Audit Committee.

    The Audit Committee met two times during the 2001 fiscal year. A report of the Audit Committee is set forth below.

    Compensation Committee.  The Compensation Committee's function is to review the salaries, bonuses and stock options provided to certain executive officers of the Company and oversee the overall administration of the Company's compensation and stock option program. The Compensation Committee consists of Messrs. James, Paulsell and Meisenbach and Ms. Ruckelshaus. The Compensation Committee met informally several times during fiscal year 2001.

    The Company does not have a standing nominating committee of the Board.

Meeting Attendance

    During the Company's last fiscal year, the Company's Board of Directors met four times. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on one of the above-listed committees attended at least 75% of the committee meetings.

EXECUTIVE COMPENSATION

    The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by (A) the Chief Executive Officer of the Company (the "CEO"), and (B) the four other most highly compensated individuals (other than the CEO) who were serving as executive officers of the Company at the end of the 2001 fiscal year (collectively, together with the CEO, the "Named Executive Officers").

Summary of Compensation

    The following table summarizes the compensation earned by the Named Executive Officers during fiscal 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs	All Other Compensation ($) (A)
James D. Sinegal President and Chief Executive Officer	2001 2000 1999	350,000 356,731 350,000	0 175,000 200,000	8,526 7,293 5,020	150,000 150,000 100,000	21,138 19,335 19,045
Jeffrey H. Brotman Chairman of the Board	2001 2000 1999	350,000 356,731 350,000	0 175,000 200,000	47,641 37,240 24,829	150,000 150,000 100,000	19,125 17,685 18,050
Richard D. DiCerchio Senior Executive Vice President	2001 2000 1999	429,423 407,692 375,000	45,000 95,000 100,000	9,560 6,320 4,376	90,000 90,000 60,000	19,625 18,185 17,915
Richard A. Galanti Executive Vice President and CFO	2001 2000 1999	409,423 387,308 350,000	36,000 76,000 80,000	11,083 8,110 5,464	75,000 75,000 50,000	18,255 17,215 15,580
Joseph P. Portera Executive Vice President, COO—Eastern Division and Canada Division	2001 2000 1999	409,328 382,212 345,000	29,471 72,721 78,303	16,553 5,283 2,463	75,000 75,000 50,000	18,505 17,400 15,745

(A)
In fiscal year 2001, amounts shown for each Named Executive Officer include the Company's matching contributions under a deferred compensation plan of $5,000 each, matching contributions of $500 for each of Messrs. Sinegal, DiCerchio, Galanti and Portera, and Company contributions of $11,900 for each Named Executive Officer under the Company's 401(k) Retirement Plan. Amounts shown for each Named Executive Officer also include premiums representing the term insurance portion under the executive life program of $3,738, $2,225, $2,225, $855 and $1,105, respectively, in fiscal year 2001.

Grants of Stock Options

    The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 2001:

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options/SARs Granted (#)(A)	% of Total Options/SARs Granted to Employees Fiscal Year (B)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (C)
			Exercise or Base Price ($/Sh)	Expiration Date
Name					5% ($)	10%($)
James D. Sinegal	150,000	1.7	36.1875	04/02/11	3,413,694	8,651,020
Jeffrey H. Brotman	150,000	1.7	36.1875	04/02/11	3,413,694	8,651,020
Richard D. DiCerchio	90,000	1.0	34.2800	04/24/11	1,940,251	4,917,007
Richard A. Galanti	75,000.85		34.2800	04/24/11	1,616,876	4,097,506
Joseph P. Portera	75,000.85		34.2800	04/24/11	1,616,876	4,097,506

(A)
These stock options vest 20% per year for five years from the date of grant and expire ten years from the date of grant. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(B)
The total number of stock options granted in fiscal 2001 by the Company was 8,816,550 to approximately 1,064 employees.

(C)
These assumed rates of appreciation are provided in order to comply with requirements of the Securities and Exchange Commission, and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

Exercise of Stock Options

    The following table sets forth information concerning the exercise of stock options during fiscal 2001 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/ SARs at FY-End($)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (A)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
James D. Sinegal	168,000	5,697,989	820,000/570,000	16,935,470/3,385,050
Jeffrey H. Brotman	159,166	5,159,621	820,000/570,000	16,935,470/3,385,050
Richard D. DiCerchio	124,002	2,676,689	102,000/306,000	523,260/1,273,020
Richard A. Galanti	58,500	1,995,998	355,000/255,000	7,405,500/1,060,850
Joseph P. Portera	92,000	1,670,714	15,000/255,000	0/1,060,850

(A)
Market value of underlying securities at the exercise date, minus the exercise price of such options.

Compensation of Directors

    Each non-employee director of the Company earns $30,000 per year for serving on the Board, $1,000 for each Board meeting and $500 for each committee meeting attended. In addition, non-employee directors receive an annual grant of options to purchase 12,000 shares of common stock, and are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

    Richard M. Libenson has been engaged as a consultant to the Company. For such services, a corporation owned by Mr. Libenson was paid $300,000 during fiscal 2001. In addition, the Company paid premiums in the amount of $1,535 during fiscal 2001 for term life insurance for the benefit of Mr. Libenson under a split-dollar endorsement plan and premiums on long-term disability insurance in the amount of $3,681.

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during fiscal 2001 were John W. Meisenbach, Hamilton E. James, Frederick O. Paulsell, Jr. and Jill S. Ruckelshaus.

    John W. Meisenbach is a principal shareholder of MCM, A Meisenbach Company. MCM provided consulting and brokerage services in managing the Company's employee benefit and member insurance programs. Employee medical, life and disability benefits, together with member health, auto and homeowner insurance premiums, totaled over $273 million. For these services, MCM received total compensation from third party insurers of $1,472,930 in fiscal 2001.

    Frederick O. Paulsell, Jr. is majority owner of a company that received payments from the Company in fiscal 2001 of $1,264,221 for merchandise sold to the Company for resale.

Report of Compensation Committee

    The Compensation Committee of the Board of Directors of the Company (the "Committee") determined and administered the compensation of the Company's executive officers during fiscal 2001.

    Compensation Philosophy.  The Committee endeavored to ensure that the compensation programs for executive officers of the Company during fiscal 2001 were effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its shareholders. The Committee sought to align total compensation for senior management with corporate performance and the interests of the shareholders. The Committee placed emphasis on variable, performance-based components, such as stock option awards and bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performances. These short-term and long-term incentive compensation programs were intended to reinforce management's commitment to enhancement of profitability and shareholder value.

    The Committee took into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's executive officers during fiscal 2001. While the Committee considered such corporate performance measures as net income, earnings per common share, stock price performance, comparable warehouse sales, margins and rate of revenue increase, the Committee did not apply any specific quantitative formula in making compensation decisions. The Committee also recognized qualitative factors, such as the ability to meet annual corporate growth and profits goals, demonstrated leadership ability and enhancement of customer franchise.

    Base salaries for the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position and the salaries paid to comparable officers by companies which are competitors of the Company. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The Committee focused primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. The Committee believes that it has established relatively low cash compensation levels in favor of equity-linked incentive programs.

    From time to time, executive officers have been eligible to receive incentive compensation awards under the Company's annual bonus plan and stock option plan, based upon corporate and individual performance. In approving grants and awards under the bonus plan and the option plan, the Committee considered the quantitative and qualitative factors and industry comparisons outlined above. The factors taken into account in determining awards under the bonus plan were the corporate performance measures described above.

    In general, awards under the option plan are approved at various times throughout the year. The number of options previously awarded to and held by executive officers was reviewed but was not a determinative factor in the size of 2001 option grants.

    In general, compensation payments in excess of $1 million to any of the Named Executive Officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, certain performance-based compensation is not subject to such limitation. The Company's stock option plan currently qualifies for such performance-based exception.

    Chief Executive Officer Compensation.  In evaluating the compensation of James D. Sinegal, President and Chief Executive Officer of the Company for fiscal 2001, the Committee placed emphasis on Mr. Sinegal's superior leadership in managing the business, as well as the Company's financial and operating performance.

    The Committee noted that, despite the competitive environment which prevailed for retailers throughout fiscal 2001 (a 52-week fiscal year), the Company's total sales were $34.14 billion, an increase of 8% from the prior 53-week fiscal year, and comparable warehouse sales for the 2001 fiscal year increased by approximately 4% over the comparable 52-week period of fiscal 2000. Net income for fiscal 2001 decreased 4.6% to $602.1 million from $631.4 million during fiscal year 2000. The Committee also noted that Mr. Sinegal (as did Mr. Brotman) voluntarily elected to forego any bonus payments for fiscal 2001.

                      Compensation Committee
                      Hamilton E. James
                      John W. Meisenbach
                      Frederick O. Paulsell, Jr.
                      Jill S. Ruckelshaus

Performance Graph

    The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Common Stock with the cumulative total return of the S&P 500 Index and the following group of peer companies (based on weighted market capitalization) selected by the Company: BJ's Wholesale Club Inc.; Home Depot, Inc.; Kmart Corporation; Albertson's, Inc.; Nordstrom Inc.; Office Depot, Inc.; Staples Inc.; Target Corporation; Toys R Us Inc.; and Wal Mart Stores, Inc. The information provided is from September 1, 1996 through September 2, 2001, the end of fiscal 2001.

COMPARED CUMULATIVE TOTAL RETURN
AMONG COSTCO WHOLESALE CORPORATION,
S&P 500 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON SEPT. 1, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 2, 2001

Certain Relationships and Transactions

    John W. Meisenbach is a principal shareholder of MCM, A Meisenbach Company. MCM provided consulting and brokerage services in managing the Company's employee benefit and member insurance programs. Employee medical, life and disability benefits, together with member health, auto and homeowner insurance premiums, totaled over $273 million. For these services, MCM received total compensation from third party insurers of $1,472,930 in fiscal 2001.

    Frederick O. Paulsell, Jr. is majority owner of a company that received payments from the Company in fiscal 2001 of $1,264,221 for merchandise sold to the Company for resale.

    Richard D. DiCerchio's son and brothers-in-law were employed by the Company during fiscal year 2001 at annual salaries of $68,667, $158,639 and $72,989, respectively. Richard M. Libenson's daughter was employed by the Company during fiscal year 2001 at an annual salary of $71,581. Frederick O. Paulsell, Jr.'s son and daughter-in-law were employed by the Company during fiscal year 2001 at annual salaries of $75,461 and $64,573, respectively. James D. Sinegal's two sons and brother-in-law were employed by the Company during fiscal year 2001 at annual salaries of $197,331, $199,827, and $176,211, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of the Company's equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 2001, such SEC filing requirements were satisfied, except that Mr. Sinegal filed a late Form 4 reporting a single transaction.

Report of the Audit Committee

November 6, 2001

To the Board of Directors of Costco Wholesale Corporation:

We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended September 2, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 2, 2001.

                      Audit Committee
                      John W. Meisenbach
                      Charles T. Munger
                      Jill S. Ruckelshaus

INDEPENDENT PUBLIC ACCOUNTANTS

Information Regarding our Independent Auditors

    Arthur Andersen LLP ("Andersen") has served as our independent auditors since 1984. Upon recommendation of its Audit Committee, our Board of Directors has appointed Andersen as our independent auditors for the fiscal year ending September 1, 2002.

Services and Fees of Andersen

Audit fees		$753,000
Audit-related fees		$96,175
Financial information systems design and implementation fees	$	none
All other fees		$464,600

Total		$1,313,775

Annual Independence Discussions

    The Audit Committee has determined that the provision by Andersen of non-audit services to us in 2001 is compatible with Andersen's maintaining its independence.

PROPOSAL 2: APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

    The Board has approved, subject to shareholder approval, the adoption of the 2002 Stock Incentive Plan (the "2002 Plan"). The 2002 Plan will authorize 30,000,000 shares of Common Stock for issuance, subject to adjustment. For future grants, the 2002 Plan replaces the Company's 1993 Combined Stock Grant and Stock Option Plan (the "1993 Plan"). Upon adoption of the 2002 Plan, the 1993 Plan will be amended to provide that no more options or stock grants may be issued under such Plan. The approximately 2,500,000 shares that remain available for future option grants under the 1993 Plan (and any additional shares that subsequently become available through cancellation of unexercised options outstanding at the time the 2002 Plan becomes effective) will be added to the number of shares available for grant under the 2002 Plan. The 2002 Plan authorizes the Company to grant stock options to eligible employees, directors and consultants. The following description of the 2002 Plan is a summary and is qualified in its entirety by reference to the complete text of the 2002 Plan, which is attached as Appendix A.

    Summary Description of the 2002 Plan.  Like the 1993 Plan, the 2002 Plan is intended to strengthen the Company by allowing selected employees, directors and consultants to the Company to participate in the Company's future growth and success by offering them an opportunity to acquire stock in the Company in order to retain, attract and motivate them. The Board has ultimate responsibility for administering the 2002 Plan but may delegate this authority to a committee of the Board or an executive of the Company, subject to certain limitations. The Board has delegated responsibility to the Compensation Committee (the "Committee"). The Committee will have broad discretion to determine the amount and type of options and their terms and conditions. Individual grants will generally be based on a person's present and potential contributions to the Company.

    As of December 1, 2001, the Company had approximately 1,450 employees, seven non-employee directors and twenty consultants who the Company estimates would be eligible to participate in the 2002 Plan. Since the grant of options is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any options that will be granted in the future to any eligible individual or group of individuals, except that the maximum individual grant allowed under the plan is 500,000 shares annually. The Company believes that with this limitation and other provisions of the 2002 Plan, options granted under the 2002 Plan will generate "qualified performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Federal Income Tax Consequence of Option Awards and Exercises under the 2002 Plan" below.

    Options may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs"). The Committee may condition the grant upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. The 2002 Plan will expire in December 2011 but options outstanding under the 2002 Plan may extend beyond that date.

    The exercise price of any option may not be less than the fair market value of the shares subject to the option on the date of grant (or 110% of the fair market value in the case of ISOs granted to employees who own more than 10% of the Common Stock). Options will become exercisable in accordance with the vesting schedule determined by the Committee, provided that no option will be exercisable earlier than one year from the date of grant. The term of any option granted under the 2002 Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

    Options generally may be exercised at any time within thirty days after termination of a participant's employment by, or consulting relationship with, the Company, but only to the extent exercisable at the time of termination or, if such termination occurs after the first anniversary after the grant date, to the extent the option would have vested as of the time of termination if it vested in daily (rather than annual) increments. However, if termination is due to the participant's death or disability, the option generally may be exercised within one year. In addition, upon a participant's death, unvested options granted to that participant will become vested with respect to (i) all unvested shares if the participant is an officer of the Company or has been continuously employed by the Company for ten years at the date of death and (ii) 50% of the unvested shares for all other participants who are employed by the Company at the date of death. Except as authorized by the Committee, no option shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution, to a grantor trust or partnership for estate planning purposes, or in connection with a qualified domestic relations order.

    The consideration payable upon the exercise of any option and any related taxes must generally be paid in cash or check. However, the Committee, in its sole discretion, may authorize payment by the tender of Common Stock already owned by the participant or other methods. The Company generally will not receive any consideration upon the grant of any options.

    The Committee may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture provisions with respect to any option granted under the 2002 Plan. The Board may amend, alter or discontinue the 2002 Plan or any option at any time, except that the consent of a participant is required if the participant's rights under an outstanding option would be impaired. The 2002 Plan requires shareholders to approve an amendment to the Plan only (i) if such approval is required under applicable laws, including the rules of the stock exchange on which the Common Stock is then listed, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the 2002 Plan to comply with Section 422 of the Code, and (iii) to the extent that the Board otherwise concludes that shareholder approval is advisable. Currently the rules of the

Nasdaq National Market on which the Common Stock is listed require shareholder approval to increase the total number of shares available for grant under the 2002 Plan. The Board reserves the right in the future to authorize additional shares for issuance under the 2002 Plan, subject to any then applicable requirements concerning shareholder approval.

    In the event of a "fundamental transaction" involving the Company, the Board may take one or more of the following actions: (a) arrange for the substitution of options, (b) accelerate the vesting and termination of outstanding options, or (c) cancel outstanding options in exchange for cash payments to participants. The Board is not required to adopt the same rules for each option or each participant. A "fundamental transaction" is a merger of the Company with another entity in a transaction in which the Company is not the surviving entity or a transaction or other event that results in other securities being substituted for Common Stock. The 2002 Plan also gives the Board authority to specify that other events constitute a "change of control" and to take any of the above-described actions in connection with such event. Further, the Board may take similar actions upon a divestiture of any of its affiliates.

    The 2002 Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the 2002 Plan to deliver stock or make payments.

    To simplify administration of outstanding options under the 1993 and 2002 Plans, upon adoption of the 2002 Plan, the 1993 Plan will be amended to subject the nonstatutory options outstanding under that Plan to terms identical to those contained in the 2002 Plan. The terms of the 1993 Plan will not be amended with respect to outstanding incentive stock options, since such an amendment may result in a negative tax effect to the holders of those options.

Federal Income Tax Consequences of Option Awards and Exercises Under the 2002 Plan

    The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options.

    Incentive Stock Options.  The grant of an ISO has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for "regular" tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the "option spread") is includible in the optionee's "Alternative Minimum Taxable Income" for purposes of the Alternative Minimum Tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a "disqualifying disposition"), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

    Nonstatutory Stock Options.  The grant of a NSO has no federal income tax effect on the optionee. Upon the exercise of a NSO, the optionee has taxable ordinary income (and the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a NSO, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held.

    In the case of both ISOs and NSOs, special federal income tax rules apply if the optionee uses Common Stock to pay all or part of the option price. Special rules may also apply when a transferable option is transferred.

    Section 162(m) Limitations.  Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which options may be granted to any employee during a specified period. Accordingly, the 2002 Plan provides that no participant may be granted options to acquire more than 500,000 shares in any year.

    The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to adopt the 2002 Plan.

    The Board of Directors unanimously recommends a vote FOR the adoption of the 2002 Plan.

PROPOSAL 3:
INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT

    Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors of the Company has selected Andersen to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 1, 2002. Andersen has issued its report, included in the Company's Form 10-K, on the audited consolidated financial statements of the Company for the fiscal year ending September 2, 2001. Andersen has served the Company in this capacity since 1984. Representatives of Andersen are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Andersen.

    The Board of Directors unanimously recommends a vote FOR the ratification of the selection of the independent auditors.

OTHER MATTERS

    Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

HOUSEHOLDING

    To reduce our printing costs and postage fees, the Company has adopted a new procedure approved by the Securities and Exchange Commission (SEC) called "Householding." Under this procedure, multiple shareholders that share the same last name and address and do not participate in electronic delivery of the proxy will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies.

    You may request multiple copies by completing and returning to the Company the "opt out" card which was mailed to you in September 2001 or by notifying the Company in writing at: Costco Wholesale, 999 Lake Drive, Issaquah, WA 98027, Attn: Investor Relations. You may opt-out of Householding thirty days prior to the mailing of proxy materials in December of each year.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    In order for a shareholder proposal to be included in the proxy statement for the 2003 annual meeting of shareholders, it must be received by the Company no later than August 20, 2002. Proposals may be mailed to the Company, to the attention of the Secretary, 999 Lake Drive, Issaquah, Washington 98027.

    A shareholder who intends to present a proposal at the Company's annual meeting in 2003, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of such intention by at least October 30, 2002, or management of the Company will have discretionary voting authority at the 2003 annual meeting with respect to any such proposal without discussion of the matter in the Company's proxy statement.

    A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission will be provided to shareholders without charge upon written request directed to Investor Relations.

                      By Order of the Board of Directors,

                      Joel Benoliel
                       Secretary

APPENDIX A

2002 STOCK INCENTIVE PLAN
OF
COSTCO WHOLESALE CORPORATION

1.  Purpose of this Plan

    The purpose of this 2002 Stock Incentive Plan of Costco Wholesale Corporation is to enhance the long-term shareholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the Company's equity.

2.  Definitions and Rules of Interpretation

    2.1 Definitions.  This Plan uses the following defined terms:

        (a) "Administrator" means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

        (b) "Affiliate" means a "parent" or "subsidiary" (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

        (c) "Applicable Law" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options or Option Shares.

        (d) "Board" means the board of directors of the Company.

        (e) "Change of Control" means any transaction or event that the Board specifies as a Change of Control under Section 10.4.

        (f)  "Code" means the Internal Revenue Code of 1986.

        (g) "Committee" means a committee composed of Company Directors appointed in accordance with the Company's Articles of Incorporation and Bylaws and Section 4.

        (h) "Company" means Costco Wholesale Corporation, a Washington corporation.

        (i)  "Company Director" means a member of the Board.

        (j)  "Consultant" means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

        (k) "Director" means a member of the board of directors of the Company or an Affiliate.

        (l)  "Divestiture" means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

        (m) "Employee" means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Optionee shall not cease to be an Employee due to transfers between locations of

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the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Optionee's Options under Section 10. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."

        (n) "Exchange Act" means the Securities Exchange Act of 1934.

        (o) "Executive" means an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate.

        (p) "Expiration Date" means, with respect to an Option, the date stated in the Option Agreement as the expiration date of the Option or, if no such date is stated in the Option Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of an Optionee's Termination or any other event that would shorten that period.

        (q) "Fair Market Value" means the value of Shares as determined under Section 16.2.

        (r)  "Fundamental Transaction" means any transaction or event described in Section 10.3.

        (s) "Grant Date" means the date the Administrator approves the grant of an Option. However, if the Administrator specifies that an Option's Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Option is that future date or the date that the condition is satisfied.

        (t)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

        (u) "Nonstatutory Option" means any Option other than an Incentive Stock Option.

        (v) "Officer" means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

        (w) "Option" means a right to purchase Shares of the Company granted under this Plan.

        (x) "Option Agreement" means the document evidencing the grant of an Option.

        (y) "Option Price" means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

        (z) "Option Shares" means Shares covered by an outstanding Option or purchased under an Option.

        (aa) "Optionee" means: (i) a person to whom an Option has been granted, including a holder of a Substitute Option and (ii) a person to whom an Option has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 15.

        (bb) "Plan" means this 2002 Stock Incentive Plan of Costco Wholesale Corporation.

        (cc) "Qualified Domestic Relations Order" means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

        (dd) "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

        (ee) "Securities Act" means the Securities Act of 1933.

        (ff) "Share" means a share of the common stock $.005 par value per share, of the Company or other securities substituted for the common stock under Section 10.

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        (gg) "Substitute Option" means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

        (hh) "Termination" means that the Optionee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant; provided that unless otherwise determined by the Administrator, a Termination will not be deemed to occur in the case of a Consultant by virtue of Consultant's ceasing to provide services to the Company if Consultant has completed the project for which the Consultant was engaged. However, if so determined by the Administrator, "Termination" shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

    2.2 Rules of Interpretation.  Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.  Shares Subject to this Plan; Term of this Plan

    3.1 Number of Option Shares.  Subject to adjustment under Section 10, the maximum number of Shares that may be granted under Options under the Plan is 30,000,000 plus (i) the number of Shares that are available for grant under The Price/Costco 1993 Combined Stock Grant and Option Plan (the "1993 Plan") as of the date this Plan becomes effective and (ii) any Shares covered by options or portions of options granted under the 1993 Plan prior to the date this Plan becomes effective that are subsequently cancelled or expire unexercised.

    3.2 Source of Shares.  Option Shares may be authorized but unissued Shares. If an Option is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Option shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan in a Stock Option shall not be available for regrant even if repurchased by the Company.

    3.3 Term of this Plan

        (a) This Plan shall be effective on the date it has been both adopted by the Board and approved by the Company's shareholders.

        (b) Subject to Section 13, this Plan shall continue in effect for a period of ten years from the earlier of the date on which the Plan was adopted by the Board and the date on which the Plan was approved by the Company's shareholders.

4.  Administration

    4.1 General

        (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by

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the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Options to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

        (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16b-3 and who are "outside directors" as defined in Section 162(m) of the Code.

    4.2 Authority of Administrator.  Subject to the other provisions of this Plan, the Administrator shall have the authority:

        (a) to grant Options, including Substitute Options;

        (b) to determine the Fair Market Value of Shares;

        (c) to determine the Option Price;

        (d) to select the Optionees;

        (e) to determine the times Options are granted;

        (f)  to determine the number of Shares subject to each Option;

        (g) to determine the types of payment that may be used to purchase Option Shares;

        (h) to determine the types of payment that may be used to satisfy withholding tax obligations;

        (i)  to determine the other terms of each Option, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an Option is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

        (j)  to modify or amend any Option, including, without limitation, to extend the period during which an Option may be exercised;

        (k) to authorize any person to sign any Option Agreement or other document related to this Plan on behalf of the Company;

        (l)  to determine the form of any Option Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

        (m) to interpret this Plan and any Option Agreement or document related to this Plan;

        (n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Option Agreement or any other document related to this Plan;

        (o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

        (p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Optionees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Optionees;

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        (q) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

        (r)  to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

        (s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

    4.3 Scope of Discretion.  Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Options, all Optionees, all Options or all Option Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Optionees by Option Agreements and other agreements.

5.  Persons Eligible to Receive Options

    5.1 Eligible Individuals.  Options may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.

    5.2 Section 162(m) Limitation.  So long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Options within any fiscal year of the Company to purchase more than 500,000 Shares, subject to adjustment under Section 10, and (b) Options may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board). If an Option is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Options that may be granted to any individual under this Section 5.2.

6.  Terms and Conditions of Options

    The following rules apply to all Options:

    6.1 Price.  No Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date.

    6.2 Term.  No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

    6.3 Vesting.  Options shall be exercisable in accordance with a schedule related to the Grant Date, the date the Optionee's directorship, employment or consultancy begins, or a different date specified in the Option Agreement evidencing such Option; provided that no Option shall be exercisable until one year from the Grant Date.

    6.4 Form of Payment.

        (a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

        (b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

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        (c) In addition, the Administrator may permit payment to be made by any of the following methods:

         (i) other Shares, or the designation of other Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

        (ii) provided that a public market exists for the Shares, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") under which the Optionee irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a "Cashless Exercise");

        (iii) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

        (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

    6.5 Nonassignability of Options.  Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except (a) by will or by the laws of descent and distribution, (b) to a grantor trust or partnership established for estate planning purposes to the extent permitted by Applicable Laws, or (c) in accordance with a Qualified Domestic Relations Order.

    6.6 Substitute Options.  The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

7.  Incentive Stock Options

    The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

        (a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

        (b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

        (c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during

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any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the Option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

        (d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

        (e) Any Incentive Stock Option granted to a Ten Percent Shareholder (as defined below), must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A "Ten Percent Shareholder" is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

        (f)  The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

        (g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee's Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i).

        (h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company's compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

        (i)  An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, the three-month period beginning with the Optionee's Termination for any reason other than the Optionee's death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Optionee's Termination.

8.  Consulting or Employment Relationship.

    Nothing in this Plan or in any Option Agreement, and no Option shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Optionee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

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9.  Exercise of Options; Termination

    9.1 In General.  An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

    9.2 Time of Exercise.  Options shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

    9.3 Issuance of Option Shares.  The Company shall issue Option Shares in the name of the person properly exercising an Option. If the Optionee is that person and so requests, the Option Shares shall be issued in the name of the Optionee and the Optionee's spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 11.

    9.4 Termination

        (a) In General.  Except as provided by the Administrator, including in an Option Agreement, after an Optionee's Termination, except as otherwise provided in Sections 9.4(b), (c), (d) and (e), the Optionee's Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested on the date of that Termination plus (B) (in the event the Option only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date) the Pro Rata Number of Shares for which the Option would have become vested on the next anniversary of the Grant Date following Termination. As used in this Section 9, the "Pro Rata Number of Shares" shall be equal to (a) the additional number of Shares that would have become vested on the next anniversary of the Grant Date following Termination, multiplied by (b) a fraction, the numerator of which shall be the number of days from the anniversary of the Grant Date preceding Termination and the denominator of which shall be 365, rounded to the nearest whole Share. Except as otherwise provided by the Administrator or in the Option Agreement, such Options shall only be exercisable during the period ending 30 days after the Termination, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

        (b) Leaves of Absence.  Unless otherwise provided in the Option Agreement, no Option may be exercised more than 90 days after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Unless otherwise determined by the Administrator, Options shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

        (c) Death or Disability.  In the event of the death of an Optionee who at the date of death either (i) was an officer of the Company with the title of Assistant Vice President or above or (ii) had been employed by the Company for ten or more continuous years, all Options that were granted to that Optionee but are unvested as of the date of the Optionee's death shall become vested, effective as of the date of death. In the event of the death of an Optionee who at the date of death is an Employee but qualifies under neither clause (i) or (ii) of the previous sentence, 50% of the

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Options that were granted to that Optionee but unvested on the date of the Optionee's death shall become vested, effective as of the date of death. Unless otherwise provided by the Administrator, if an Optionee's Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Optionee may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination of an Employee due to death, such Options shall be exercisable to purchase the number of shares for which the Options were vested as of the Termination Date in accordance with the first two sentences of this Section 9.4(c). In the case of Termination due to disability, such Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested as of the Termination Date, plus (B) the Pro Rata Number of Shares (as defined in Section 9(a)) for which the Option would have vested on the next anniversary of the Grant Date (in the event the Option only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date). In the case of Termination due to death, an Option may be exercised as provided in Section 15. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Optionee. Death or disability occurring after an Optionee's Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

        (d) Divestiture.  If an Optionee's Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4.

        (e) Termination for Cause.  If an Optionee's Termination is due to Cause (as defined below), all of the Optionee's Options shall automatically terminate and cease to be exercisable at the time of Termination. "Cause" means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance, in each case as determined by the Administrator.

10.  Certain Transactions and Events

    10.1   In General.  Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.

    10.2   Changes in Capital Structure.  In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Options that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, and (c) the Option Price and number and class of securities issuable under each outstanding Option. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

    10.3   Fundamental Transactions.  If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be

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issued (each a "Fundamental Transaction"), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options or other compensatory awards of equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Options, (b) accelerate the vesting and termination of outstanding Options so that Options can be exercised in full before or otherwise in connection with the closing or completion of the transaction or event but then terminate or (c) cancel Options in exchange for cash payments to Optionees. The Board need not adopt the same rules for each Option or each Optionee.

    10.4   Changes of Control.  The Board may also, but need not, specify that other transactions or events constitute a "Change of Control". The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee.

    10.5   Divestiture.  If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a "Divestiture". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 10.3 or 10.4 with respect to Options or Option Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Option or each Optionee.

    10.6   Dissolution.  If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Options to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company's repurchase rights on Option Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

    10.7   Cut-Back to Preserve Benefits.  If the Administrator determines that the net after-tax amount to be realized by any Optionee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Optionee in connection with any transaction or event addressed in this Section 10 would be greater if one or more of those steps were not taken with respect to that Optionee's Options or Option Shares, then and to that extent one or more of those steps shall not be taken.

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11.  Withholding and Tax Reporting

    11.1   Tax Withholding Alternatives

        (a) General.  Whenever Option Shares are issued upon the exercise of an option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Optionee or the Company. The Company shall have no obligation to deliver Option Shares or release Option Shares from an escrow until the Optionee has satisfied those tax withholding obligations.

        (b) Method of Payment.  The Optionee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Optionee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Option Shares to be withheld to pay required withholding. If the Administrator permits Option Shares to be withheld, the Fair Market Value of the Option Shares withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates, and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

    11.2   Reporting of Dispositions.  Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

12.  Compliance with Law

    The grant of Options and the issuance and subsequent transfer of Option Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Option Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Option Shares, the Company may require the Optionee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

13.  Amendment or Termination of this Plan or Outstanding Options

    13.1   Amendment and Termination.  The Board may at any time amend, suspend, or terminate this Plan.

    13.2   Shareholder Approval.  The Company shall obtain the approval of the Company's shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Options intended to be Incentive Stock Options. The Board may also, but need not, require that the Company's shareholders approve any other amendments to this Plan.

    13.3   Effect.  No amendment, suspension, or termination of this Plan, and no modification of any Option even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Optionee unless the affected Optionee consents to

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the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Option to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Optionees into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted before the termination, or Option Shares issued under such Options, even if those Option Shares are issued after the termination.

14.  Reserved Rights

    14.1   Nonexclusivity of this Plan.  This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

    14.2   Unfunded Plan.  This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Options, or the issuance of Option Shares. The Company and the Administrator shall not be deemed to be a trustee of stock to be Optioned under this Plan. Any obligations of the Company to any Optionee shall be based solely upon contracts entered into under this Plan, such as Option Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

15.  Beneficiaries

    An Optionee may file a written designation of one or more beneficiaries who are to receive the Optionee's rights under the Optionee's Options after the Optionee's death. An Optionee may change such a designation at any time by written notice. If an Optionee designates a beneficiary, the beneficiary may exercise the Optionee's Options after the Optionee's death. If an Optionee dies when the Optionee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Optionee's estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Optionee's will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

16.  Miscellaneous

    16.1   Governing Law.  This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

    16.2   Determination of Value.  Fair Market Value shall be determined as follows:

        (a) Listed Stock.  If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "Value Date") as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or

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systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

        (b) Stock Quoted by Securities Dealer.  If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

        (c) No Established Market.  If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company's net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company's industry, the Company's position in that industry, the Company's goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

    16.3   Reservation of Shares.  During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

    16.4   Electronic Communications.  Any Option Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

    16.5   Notices.  Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Options or Option Shares shall be in writing (or, if so authorized by Section 16.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

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Please mark your votes as indicated in this example.	/X/

THE BOARD RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

		FOR	WITHHOLD AUTHORITY
1.	Election of Class III Directors of Richard D. DiCerchio, Richard M. Libinson, John W. Meischbach and Charles T. Munger	/ /	/ /
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Authorization to adopt 2002 Stock Incentive Plan.	/ /	/ /	/ /
		FOR	AGAINST	ABSTAIN
3.	Ratification of selection of independent auditors.	/ /	/ /	/ /
Signature(s)	Dated:

Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

/*\      FOLD AND DETACH HERE      /*\

COSTCO WHOLESALE CORPORATION

Annual Meeting of Shareholders

Wednesday, January 30, 2002

7:00 p.m.

Nob Hill Masonic Center

1111 California Street

San Francisco, CA 94108

PROXY

COSTCO WHOLESALE CORPORATION
999 Lake Drive, Issaquah, Washington 98027

PROXY FOR THE JANUARY 30, 2002 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited By The Board of Directors of COSTCO WHOLESALE CORPORATION

    The undersigned shareholder of COSTCO WHOLESALE CORPORATION (the "Company") hereby appoints Jeffrey H. Brotman and James D. Sinegal, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution to vote all of the shares of Common Stock of the Company held of record by the undersigned on December 7, 2001 at the Annual Meeting of Stockholders to be held at the Nob Hill Masonic Center, 1111 California Street, San Francisco, CA 94108, on Wednesday, January 30, 2002 at 7:00 p.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated December 12, 2001.

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

(Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)

/*\      FOLD AND DETACH HERE      /*\

COSTCO WHOLESALE CORPORATION

Annual Meeting of Shareholders

Wednesday, January 30, 2002

7:00 p.m.

Nob Hill Masonic Center

1111 California Street

San Francisco, CA 94108

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
COMPARED CUMULATIVE TOTAL RETURN AMONG COSTCO WHOLESALE CORPORATION, S&P 500 INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON SEPT. 1, 1996 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING SEPT. 2, 2001
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 2: APPROVAL OF THE 2002 STOCK INCENTIVE PLAN
PROPOSAL 3: INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT
OTHER MATTERS
HOUSEHOLDING
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
APPENDIX A 2002 STOCK INCENTIVE PLAN OF COSTCO WHOLESALE CORPORATION
COSTCO WHOLESALE CORPORATION 999 Lake Drive, Issaquah, Washington 98027 PROXY FOR THE JANUARY 30, 2002 ANNUAL MEETING OF SHAREHOLDERS This Proxy is Solicited By The Board of Directors of COSTCO WHOLESALE CORPORATION